Exhibit 99.1

            Financial Statement Schedules of the Trust


Schedule Number          Description
----------------         ------------

I                        Summary of Investments - Other than
                         Investments in Related Parties

II                       Condensed Financial Information of
                         Registrant

III                      Supplementary Insurance Information

IV                       Reinsurance

V                        Valuation and Qualifying Accounts

VI                       Supplemental Information Concerning
                         Property - Casualty Insurance Operations

DELTA AGRICULTURAL AND INDUSTRIAL TRUST
SCHEDULE I - SUMMARY OF INVESTMENTS -
  OTHER THAN INVESTMENTS IN RELATED PARTIES
DECEMBER 31, 1996 AND 1995
MARCH 31, 1997 AND 1996


DECEMBER 31, 1996
                                     Balance
                                      Sheet
Type of Investment                     Cost         Value       Amount
-------------------------------------------------------------------------

Fixed maturities:
  Bonds:
    United States
     Government and
     government agencies
     and authorities                    $98,966      $98,022     $98,966
    States, municipalities
     and political
     subdivisions                       626,574      619,364     619,364
  Certificates of deposit               948,084      946,058     946,058
                                      ---------    ---------   ---------
Total fixed maturities                1,673,624    1,663,444   1,664,388
                                      ---------    ---------   ---------
Equity securities:
  Common stocks:
     Industrial,
     miscellaneous and
     all other                        1,696,944    1,696,944   1,696,944
                                      ---------    ---------   ---------
Total investments                    $3,370,568   $3,360,388  $3,361,332
                                      =========    =========   =========


DECEMBER 31, 1995

Fixed maturities:
  Bonds:
   United States
     Government and
     government agencies
     and authorities                    $94,829      $93,071     $94,829
   States, municipalities
     and political
     subdivisions                       178,420      178,676     178,420
  Certificates of deposit             1,973,896    1,975,106   1,973,896
                                      ---------    ---------   ---------
Total fixed maturities                2,247,145    2,246,853   2,247,145
                                      ---------    ---------   ---------
Equity securities
  Common stocks:
     Industrial,
     miscellaneous and
     all other                        2,580,183    2,469,692   2,469,692
                                      ---------    ---------   ---------
Total investments                    $4,827,328   $4,716,545  $4,716,837
                                      =========    =========   =========
MARCH 31, 1997

Fixed maturities:
  Bonds:
     States, municipalities
     and political
     subdivisions                       626,168      612,417     612,417
  Certificates of deposit               946,957      943,774     943,774
                                      ---------    ---------   ---------
Total fixed maturities                1,573,125    1,556,191   1,556,191
                                      ---------    ---------   ---------
Equity securities
  Common stocks:
     Industrial,
     miscellaneous and
     all other                              247          247         247
                                      ---------    ---------   ---------
Total investments                    $1,573,372   $1,556,438  $1,556,438
                                      =========    =========   =========

MARCH 31, 1996

Fixed maturities:
  Bonds:
   United States
     Government and
     government agencies
     and authorities                    $95,863      $93,825     $95,863
   States, municipalities
     and political
     subdivisions                       178,093      176,703     176,703
  Certificates of deposit             1,880,072    1,872,745   1,872,745
                                      ---------    ---------   ---------
Total fixed maturities                2,154,028    2,143,273   2,145,311
                                      ---------    ---------   ---------
Equity securities
  Common stocks:
     Industrial,
     miscellaneous and
     all other                        2,438,645    2,438,645   2,438,645
                                      ---------    ---------   ---------
Total investments                    $4,592,673   $4,581,918  $4,583,956
                                      =========    =========   =========


DELTA AGRICULTURAL AND INDUSTRIAL TRUST
SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
DECEMBER 31, 1996 AND 1995
MARCH 31, 1997 AND 1996


Schedule II is not applicable. The registrant has no subsidiaries.

DELTA AGRICULTURAL AND INDUSTRIAL TRUST
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
DECEMBER 31, 1996 AND 1995
MARCH 31, 1997 AND 1996


                        Future                 Other
           Deferred     Policy                 Policy
           Policy       Benefits,              Claims and
           Acquisition  Claims and   Unearned  Benefits
Segment    Costs        Loss Exp.    Claims    Payable
------------------------------------------------------------

DECEMBER 31
 1996
See Note     $0        $2,834,220    $0          $0

DECEMBER 31
 1995
See Note     $0        $3,713,923    $1,466,279  $0

MARCH 31
 1997
See Note     $0        $2,345,052    $0          $0

MARCH 31
 1996
See Note     $0        $3,439,700    $1,223,856  $0



                                                    Benefits,      Amorti-
                                                    Claims,       zation of
                                            Net     loss and      Deferred
                                          Invest-    Settle-       Policy    Other
                  Premium                  ment       ment         Acq.    Operating  Premiums
Segment           Revenue                 Income     Expenses      Costs    Expenses   Written
------------      --------------------------------------------------------------------------------

DECEMBER 31       $1,987,491            $297,076   $1,215,914          $0    $479,507  $2,077,351
 1996
See Note

DECEMBER 31       $5,323,952            $328,027   $3,075,054          $0    $469,082  $5,659,925
 1995
See Note

MARCH 31          $0                    $ 51,961   $0                  $0    $ 93,870  $        0
 1997
See Note

MARCH 31          $1,249,862            $ 65,128   $  466,230          $0    $115,327  $1,294,792
 1996
See Note

Note: Delt Agricultural and Industrial Trust wrote only Workers' Compensation Insurance in 1996. Therefore, there were no segments to report.

DELTA AGRICULTURAL AND INDUSTRIAL TRUST
SCHEDULE IV - REINSURANCE
DECEMBER 31, 1996 and 1995
MARCH 31, 1997 AND 1996
                                                                     Percentage
                                  Ceded to      Assumed              of Amount
                        Gross       Other     From Other   Net      Assumed to
                       Amount     Companies    Companies   Amount       Net
                   ------------------------------------------------------------
Premiums
--------
Property and
Liability Insurance*

DECEMBER 31, 1996      $2,077,351  $ 89,860         $0     $1,987,491   0.00%
                       ======================================================

DECEMBER 31, 1995      $5,659,925  $335,973         $0     $5,323,952   0.00%
                       ======================================================

MARCH 31, 1997         $        0  $      0         $0     $        0   0.00%
                       ======================================================

MARCH 31, 1996         $1,294,792  $ 44,930         $0     $1,249,862   0.00%
                       ======================================================

*Workers Compensation

Delta Agricultural and Industrial Trust
Schedule V - Valuation and Qualifying Accounts
December 31, 1996 and 1995
March 31, 1997 and 1996

                                Additions
                            ---------------------
            Balance       Charged    Charged                  Balance
            Beginning     to Costs   to Other                 End of
Description Period        & Expense  Accounts  Deductions     Period
--------------------------------------------------------------------------

Allowance deducted from asset to which it applies:

Allowance for
  doubtful
  accounts:
Year ended
  December
  31, 1995
  (Note A)  $97,332       -          -         $80,555        $16,777

Year ended
  December
  31, 1996
  (Note A)   16,777       -          -          16,777              0

Period ended
  March
  31, 1997
  (Note A)  $16,777       -          -         $16,777        $     0

Period ended
  March
  31, 1996
  (Note A)   $    0       -          -               0              0


Allowance
 for Unrealized
 losses on securities
 available-for-sale

Year ended
  December
  31, 1995
  (Note C)  158,987       -          -          48,496        110,491
Year ended
  December
  31, 1996
  (Note B)  110,491       -          -         101,255          9,236

Period ended
  March
  31, 1997
             67,160       -          -          58,773          8,717
Period ended
  March
  31, 1996
              9,236       -      7,714             -           16,950

Note A - Uncollected receivables written off net of recoveries. Note B - Loss recognized on securities sold or reclassified as "Trading Securities". Note C -
Loss recognized on securities sold and write-up of marketable securities previously written down.

DELTA AGRICULTURAL AND INDUSTRIAL TRUST
SCHEDULE VI - SUPPLEMENTAL INFORMATION
  CONCERNING PROPERTY-CASUALTY INSURANCE OPERATIONS
DECEMBER 31, 1996 AND 1995
MARCH 31, 1997 AND 1996

                 Deferred          Reserve for
Affiliation      Policy            Unpaid Claims                                                Net
with             Acquisition       and Claim                        Unearned    Earned          Investment
Registrant       Costs             Adj. Expense       Discount      Premiums    Premiums        Income
--------------------------------------------------------------------------------------------------------------

December 31, 1996
Registrant          $0              $2,834,220        $237,894           $0     $1,987,491        $297,076


December 31, 1995
Registrant          $0              $3,713,923        $251,104      $1,466,279  $5,323,952        $328,027

March 31, 1997
Registrant          $0              $2,345,052        $100,000           $0     $        0        $ 51,961


March 31, 1996
Registrant          $0              $3,439,700        $251,104      $1,223,856  $1,249,862        $ 65,128


                Claims and Claim
                Adjustment Expenses
                Incurred Related to             Amortization         Paid Claims
                ----------------------          of Deferred          and Claim
                Current          Prior          Policy Acq.          Adjustment    Premium
                Year             Years          Costs                Expenses      Written
--------------------------------------------------------------------------------------------------------------

December 31, 1996
Registrant      $  959,032     ($ 42,440)             $0              $1,796,295   $2,077,351


December 31, 1995
Registrant      $2,558,087     ($109,365)             $0              $2,583,968   $5,659,925

March 31, 1997
Registrant      $        0      $      0              $0              $        0   $        0


March 31, 1996
Registrant      $  185,445      $141,136              $0              $        0   $1,294,792



Note:  Delta Agricultural and Industrial Trust has no subsidiaries.